EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into and made effective as of October 1, 1997, by
and  between  American  Rivers  Oil  Company  (AROC).   a  Wyoming   corporation
("Employer"), and Richard E. Westerberg ("Employee").

                                R E C I T A L S

WHEREAS,  Employer is desirous of hiring  Employee as one of it's key employees;
and

WHEREAS, Employee is willing to accept employment as an employee of Employer in Denver, Colorado; and

WHEREAS, the parties hereto desire to delineate the responsibilities of Employee and the expectations and obligations of Employer;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

                                   AGREEMENT

     1. Employment. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, upon the terms and conditions set forth in this Agreement.

     2. Term of Employment. The employment of Employee shall commence on October 1, 1997 and shall continue for a period of 15 months unless sooner terminated pursuant to the provisions hereof:

     3. Duties.

          3.1. Basic Duties of Employee. Subject to the direction of the Board of Directors of Employer, Employee shall serve as President of Employer and shall fulfill all duties and obligations accruing to such office. In addition Employee will be asked to serve as a director of the company.

          3.2. Time Devoted to Employment. Employee shall devote substantially all of his professional time to the business of the Employer during the term of this agreement, however, Employer understands Employee will be granted reasonable and nonrestrictive time, necessary to fulfill any personal obligations he may need to address.

          3.3 Place of Performance of Duties. The services of Employee shall be performed at Employer's place of business and at such other locations as required to fulfill Employee's duties.

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     4. Compensation.

          4.1 Basic Salary. As compensation for services rendered pursuant to this Agreement, Employer shall pay Employee $4167 per month starting in January of 1998 and continuing for 12 consecutive months. Payment shall be made in accordance with Employer's payroll practices for all other employees. Employer agrees it will manage its budget in order to fulfill this obligation.

          4.2 Employee Contribution of Time. Employee agrees to forego compensation for the first 3 months of his employment with Employer in an effort to help the company lower it's overhead in the short term. This contribution is offered by the Employee in an effort to help grow the company.

          4.3 Expense Reimbursements. Subject to such policies and procedures as may be adopted by Employer, Employee shall be entitled to reimbursement for travel, entertainment and other expenses actually incurred on behalf of Employer to the extent such expenses are incurred in connection with direct activities of Employer.

          4.4 Fringe benefits. Employee shall be entitled to 3 weeks vacation and absences for illness according to Employer polices. Employee shall have the right to participate in Employer's medical plan, insurance plans, and 401k plan at Employee's sole expense, unless the Employer decides to offer this benefit as further compensation (whether such plans exist at time of employment or are created later), which can be done at any time during the Employees term of employment.

          4.5 Incentive Bonus. Employer may pay to Employee an incentive bonus to be determined in good faith by members of the Board of Directors of the Company, which may be determined by such factors as performance of Employee and or profitability of Employer.

          4.6 Stock Option Plan or Other Plans of Employer. Employee shall be permitted to participate in any Stock Option Plan or other Plans not related to the grant of options to purchase stock of Employer that are provided by Employer to officers of Employer as such Plans are implemented and revised from time-to-time by the Board of Directors.

     5. Termination of Employment.

          5.1 By Notice. This Agreement, and the employment of Employee hereunder. may be terminated by Employee or Employer upon 30 days written notice of termination; provided, however. in the event Employer shall terminate this Agreement for any reason other than the occurrence of any events set forth in
Section 5.9, Employer shall] immediately pay all the compensation provided in Paragraph 5.3 below.


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          5.2. Other Termination. This Agreement, and the employment of Employee hereunder, shall terminate within 30 days of the occurrence of any of the following events:

          (1)  The death of Employee or the loss of legal capacity.

          (2)  The  failure  of  the  Employee  to  devote  a   reasonable   and
               substantial portion of his professional time to Employee's duties or the willful and habitual neglect of duties.

          (3) The willful engaging by Employee in an act of dishonesty constituting a crime under the laws of the State of Colorado.

          (4) The continued incapacity in excess of 90 days on the part of the Employee to perform his duties, unless waived by the Employer.

          (5)  By mutual written agreement of Employee and Employer.

          (6)  Upon the expiration of the term of this Agreement.

          (7)  Employee's voluntary termination of his employment with Employer.

          5.3. Effect of Termination on Compensation. In the event of the termination of Employee's employment pursuant to this Agreement prior to the completion of the term of employment specified herein, Employee shall immediately be entitled to receive the compensation earned by him (including bonuses) prior to the date of such termination as provided in this Agreement. In the event of the termination of Employee's employment for any cause other than a cause enumerated in Paragraph 5.9, Employer shall pay Employee the balance of the unpaid base salary which would otherwise be payable to Employee during the remainder of the term of this Agreement. Employee shall be entitled to no further compensation, in the nature of severance pay or otherwise upon the termination of his employment pursuant to this Agreement, unless the Board of Directors of the company decide such additional compensation is warranted.

          5.4 Remedies. No termination of the employment of Employee pursuant to the terms of this Agreement shall prejudice any other remedy to which any party to this Agreement may be entitled either at law, in equity, or under this Agreement.

                6. Property Rights and Obligations of Employee.

          6.1. Trading in Public Stock. Employee agrees he will not personally trade in AROC Common stock via any transaction other than a transaction with AROC, Karlton Terry Oil Company (KTOC) or it's affiliates, which is board approved.

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          6.2  Trade  Secrets.   Employee   agrees  to  keep  all   confidential
discussions with regard to Employer, it's corporate strategies, acquisition and drilling prospects and any and all information related thereto so long as such information has not previously been publicly released by duly authorized representatives of Employer or otherwise lawfully entered the public domain.

          6.3. Property of Employer. Employee agrees that all documents, reports, files, analyses, maps. proposals, computer software or hardware. seismic data and similar materials that are made bv him or come into his possession by reason of his employment with Employer are the property of Employer and shall not be used by him in any way, except with written consent of Employer.

     7. Indemnification. Employer shall indemnify and hold harmless Employee to the full extent permitted by Wyoming law, the Articles of Incorporation and the By-laws of Employer and any other applicable statue, rule, code or common law principle from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities damages, recoveries and deficiencies (including all attorney's fees) arising, resulting from or relating to the performance by Employee of his obligations to Employer hereunder. Employee is given Board approval to acquire Directors and Officers Liability Insurance on behalf of the company and it's officers and directors, with an annual premium amount not to exceed $5000 per year.

8.  General Provisions.

          8.1. Notices. Any notices or other communications required or permitted to be given hereunder shall be given sufficiently only if in writing and served personally or sent by certified mail, postage prepaid and return receipt requested, addressed as follows:

        If to Employe:   American Rivers Oil Company - 700 East 9th Avenue
                          - Suite 106 -  Denver Colorado 80203.

        If to Employee:  Mr. Richard E. Westerberg - 9533 E. Maplewood Circle,
                         Englewood, Colorado 80111.

Either party may change his/its address for purposes of this Agreement by giving written notice of such change.

          8.2. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          8.3. Entire Agreement: Modification and Waiver. This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto with respect to employment. Any modification of this Agreement shall be effective only if it is in writing and signed by both parties. No waiver of any of the provisions of this Agreement shall be deemed, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by both parties making the waiver.

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         8.4.  Assignment.  Because of the personal nature of the services to be rendered hereunder, this Agreement may not be assigned in whole or in part by Employee without the prior written consent of Employer. However, subject to the foregoing limitation, this Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective heirs, legatees, executors, administrators, legal representatives, successors, and assigns.

          8.5. Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable, or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering any such provision inoperative, unenforceable, or invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable, or invalid.

          8.6. Corporate Authority. Employers represents and warrants as of the date hereof that Employer's execution and delivery of this Agreement to Employee and the carrying out of the provisions hereof have been duly authorized by Employer's Board of directors and further represents and warrants that neither the execution and delivery of this Agreement, nor the compliance with the terms and provisions thereof by Employer will result in the breach of any state regulation, administrative or court order, nor will such compliance conflict with, or result in the breach of, any of the terms or conditions of Employer's Articles of Incorporation or Bylaws, as amended. or any agreement or other instrument to which Employer is a party, or by which Employer is or may be bound, or constitute an event of default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.

          8.7. Attorneys' Fees. In any action at law or in equity to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the courts pursuant to a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys' fees incurred by such successful party or parties (including, without limitation, such costs, expenses, and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceedings, such costs, expenses, and attorneys' fees shall be included as part of such judgment.

          8.8. Counterpart. The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.9. Headings and Captions Headings and captions are included for purposes of convenience only and are not a part hereof.


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          8.10. Consultation with Council. Employee acknowledges that he has had the opportunity to consult with counsel independent of Employer regarding the entering into of this Agreement and has done so to the extent he sees fit.
Employer  acknowledges  that  this  Agreement  has been  reviewed  by  Corporate
Counsel.

IN WITNESS, WHEREOF. the parties hereto have executed this Agreement effective as of the day and year first written above at Denver, Colorado.

                                              "EMPLOYER"
                                       American Rivers Oil Company

                                       By:  /s/  KARLTON TERRY
                                            -----------------------------------
                                            Karlton Terry, President

                                              "EMPLOYEE"

                                       By:  /s/  RICHARD E. WESTERBERG
                                            ------------------------------------
                                            Richard E.  Westerberg



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